UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2015

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As a result of the announcement that Office Depot, Inc. (the “Company”) has entered into a definitive merger agreement with Staples, Inc. (“Staples”) and Staples AMS, Inc., a wholly owned subsidiary of Staples, that will result in the Company surviving the merger as a wholly owned subsidiary of Staples, the fourth quarter and full year 2014 earnings conference call and webcast scheduled for 9:00 a.m. Eastern Time on Tuesday, February 24, 2015, will not be held.

The Company expects to announce fourth quarter and full year 2014 earnings before market open on Tuesday, February 24, 2015 by issuing an earnings news release and filing its Annual Report on Form 10-K with the Securities and Exchange Commission. Copies of the earnings news release and Form 10-K, as well as additional prepared commentary from executive management, will be made available on the Company’s Investor Relations website at investor.officedepot.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: February 6, 2015	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, Chief Legal Officer and Corporate Secretary